Exhibit 10.1

AMENDMENT THREE TO THE ORDERING DOCUMENT

O R A C L E    C O N T R A C T    I N F O R M A T I O N

This document (this “Amendment”) amends the ordering document dated October 31, 2007 (the “ordering document”) as amended, between NetSuite Inc. (“you”) and Oracle America, Inc. (“Oracle”), which is a successor in interest to Oracle USA, Inc. and has assumed all rights and obligations of Oracle USA, Inc. under the ordering document. All references to “Oracle” in the ordering document specified above, as amended, shall mean Oracle America, Inc. (hereinafter “Oracle”). All terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the ordering document.

WHEREAS, subject to the terms and conditions of this Amendment, the parties desire to amend the ordering document as follows:

•	extend the Deployment Period for specified Deployment Programs to end on May 31, 2018 (or such earlier period as set forth in sections C.1.c or C.3 of the ordering document);

WHEREAS, the parties also desire to amend and update certain other provisions of the ordering document, as set forth below;

NOW THEREFORE, in consideration of the representations and agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the ordering document as follows:

1.	CHANGES TO THE ORDERING DOCUMENT

The ordering document shall be amended as follows:

a.	Amend and restate the license grant set forth in section A of the ordering document, effective as of the effective date of this Amendment, by deleting the second, third, fourth, and fifth paragraphs and License Summary table in section A and replacing them with the following:

“The programs designated below with a single asterisk (“*”) are for use by an unlimited number of the associated license type(s) as specified below during the Deployment Period (as defined in section C.1.a below), subject to the fixing requirements and all other terms and conditions of this ordering document (each such program being referred to as an “Unlimited Deployment Program” and collectively as the “Unlimited Deployment Programs”).

The programs designated below with two (2) asterisks (**) are for use on up to the quantity of the associated license type(s) as specified below during the Deployment Period (as defined in section C.1.a below), subject to the fixing requirements and all other terms and conditions of this ordering document (each such program being referred to as a “Capped Deployment Program” and collectively as the “Capped Deployment Programs”).

The Unlimited Deployment Programs and the Capped Deployment Programs are collectively referred to herein as the “Deployment Programs.”

The programs designated below with three (3) asterisks (***) are licensed for the quantity of the license type indicated in the table below for each such program, subject to the terms and conditions of this ordering document and the agreement (such programs being referred to herein collectively as the “Quantity Based Programs”). The Quantity Based Programs are not part of the Deployment Programs or the Deployment Right (as such term is defined in section C.1.a below).

Notwithstanding the terms of Amendment Three to this ordering document, the programs designated with two (2) asterisks (**) remain licensed for the Deployment Period set forth in the ordering document as amended by Amendment Two to the Ordering Document (the “Amendment Two Deployment Period”) and such Amendment Two Deployment Period shall not be extended in Amendment Three to this ordering document with regard to such programs. All other terms of Amendment Three to this ordering document shall apply to the programs designated with two (2) asterisks (**). You shall be required to comply with requirements in section C.1.b with regard to such programs as of the Certification Date set forth in C.1.b of this ordering document (as amended in Amendment Two to this ordering document) (such Certification Date being May 31, 2014).

All fees on this ordering document are in US Dollars.

Product Description / License Type	Quantity
*Oracle Database Enterprise Edition - Processor Perpetual	Unlimited
*Coherence Grid Edition – Processor Perpetual	Unlimited
*Weblogic Suite – Processor Perpetual	Unlimited
*Partitioning– Processor Perpetual	Unlimited
**Oracle GoldenGate– Processor Perpetual^	Up to 100
**Database Vault– Processor Perpetual^	Up to 22
**Oracle Advanced Compression– Processor Perpetual^	Up to 22
***Oracle Diagnostics Management Pack– Processor Perpetual^+	1
***Oracle Tuning Management Pack– Processor Perpetual^+	1
*** Coherence Real Time Client -Processor Perpetual+	0
***Real Application Clusters - Processor Perpetual^+	100
***Data Mining– Processor Perpetual^+	20
***Oracle GoldenGate– Processor Perpetual	100

You acknowledge and agree that the programs listed in the table above represent all the programs that your are licensed for under the ordering document, as amended by this Amendment.

The parties agree that (i) the following program licenses from the table above were originally licensed as Unlimited Deployment Programs: Oracle Diagnostics Management Pack – Processor Perpetual, Coherence Real Time Client – Processor Perpetual and Oracle Tuning Management Pack – Processor Perpetual; and (ii) the following program licenses were originally licensed as Capped Deployment Programs: Real Application Clusters – Processor Perpetual, and Data Mining – Processor Perpetual. Collectively, these programs, designated above with a plus sign (+), were originally licensed as part of the Deployment Programs and were included in your Deployment Right prior to the Effective Date of this Amendment (the “Certified Programs”). You acknowledge and agree that, as of the Effective Date of this Amendment, the Certified Programs are no longer included in the Deployment Programs or the Deployment Right under the ordering document (as amended by this Amendment), but are hereby licensed as Quantity Based Programs in the numbers and for the license types specified above. Your use of the Certified Programs shall be in accordance with the terms of the ordering document (as amended by this Amendment) and the agreement. The existing technical support associated with the Certified Programs are included in the Restated Technical Support Fees listed in section 2 below and must be maintained as part of the Total Support Stream during the Deployment Period in order for you to maintain your Deployment Right. There are no additional license fees owed by you to Oracle for the Certified Programs and you shall not be entitled to any refund or credit in connection with the Certified Programs. You acknowledge that Oracle has no delivery obligation for the Certified Programs, and the warranties with respect to the Certified Programs are not restarted hereunder.”

b.	Sections B.1 (Commencement Date) and subsections b and c of section B.3 (Fees, Invoicing, and Payment Obligation) of the ordering document shall not apply to this Amendment.

c.	Delete section B.5 (Total Support Stream) of the ordering document in its entirety and replace it with the following:

“Total Support Stream

For purposes of this ordering document, the “Total Support Stream” shall mean: (i) the technical support for the Converted and Replaced Licenses as defined in section 5 (Converted and Replaced Licenses) of Amendment Three to this ordering document; (ii) the net technical support fees specified in section 2 (Fees, Invoicing and Payment Obligations) of Amendment Three to this ordering document; (iii) the technical support for all Oracle programs licensed by your merged or acquired entities, as described in section C.2 below; (iv) the Technical Support for the Restated Licenses as defined in section 6 (Restated Licenses) of Amendment Three to this Ordering Document and (v) technical support for any program licenses purchased under section D.1 (Price Hold) of this ordering document and section 1.g of Amendment Two to this ordering document.”

d.	For purposes only of the Deployment Programs listed in section A (as amended by this Amendment) that are designated with a single asterisk (“*”), Section C.1.a of the ordering document shall be amended as follows:

•

In the first sentence of the first paragraph of Section C.1.a (General) of the ordering document (as amended in Amendment Two to the ordering document), delete “specified in section A and Amendment Two to this ordering document, from the effective date of this ordering document until May 31, 2014” and replace it with “specified in section A and Amendment Three to this ordering document, from the effective date of this ordering document until May 31, 2018”.

•

In the first sentence of the second paragraph of Section C.1.a (General) of the ordering document (as amended in Amendment Two to the ordering document), delete “On May 31, 2014” and replace with “On May 31, 2018”.

•

In the third line of the first sentence of the second paragraph of Section C.1.a (General) of the ordering document (as amended in Amendment Two to the ordering document), delete “On May 31, 2014” and replace with “On May 31, 2018”.

e.	Section C.1.a of the ordering document shall be amended as follows:

In the fourth line, delete the phrase “(i) Unlimited Programs on an unlimited number of Processors” and replace it with “(i) Unlimited Programs on or by an unlimited number of the associated license type”.

f.	Section C.1.b (Certification Process) of the ordering document shall be amended as follows:

•

In the fourth line of the first paragraph, delete the phrase “Processors on which the Deployment Programs are installed and running by you as of the date on which the Deployment Period is terminated” and replace it with “applicable license type(s) for each Deployment Program (limited to the license type accompanying each Deployment Program as shown in section A above) installed and running (or otherwise in production use as measured and allowed by each respective license type) by you as of the date on which the Deployment Period is terminated”.

•

Add the following to the end of the first paragraph: “For determining the number of Processors (as defined in the License Definitions and Rules section of the agreement), you must count physical processor cores only.”

g.	Section C.2.a of the ordering document shall be amended as follows:

In the sixth and seventh line of the first paragraph of Section C.2.a (Acquisition and Merger) of the ordering document (as amended in Amendment Two to the ordering document), delete “250” and replace it with “500”.

h.	In section D.1.a of the ordering document (as amended in Amendment Two) delete “From the effective date of this ordering document until May 31, 2014,” and replace with “From the effective date of this ordering document until May 31, 2018”.

In Exhibit A (Price Hold) of the ordering document (as amended in Amendment Two), delete the price hold table and replace with the following table:

Product Description	Metric	Quantity	License Fee	First Year Software Update License & Support Fee
Oracle Database Enterprise Edition	Processor Perpetual	1	16,625.00	3,657.50
Coherence Grid Edition	Processor Perpetual	1	8,750.00	1,925.00
WebLogic Suite	Processor Perpetual	1	15,750.00	3,465.00

i.	Section B.6 (Customer Definition) of the ordering document, as amended by Amendment Two to the Ordering Document, continues to apply to the ordering document except that Exhibit D to the ordering document (Subsidiary Exhibit) is deleted and replaced by Exhibit C attached to this Amendment.

j.	Delete Exhibit D, Proprietary Application Hosting Registration Form attached to the ordering document, in its entirety, and replace it with Exhibit B attached to this Amendment Three. Renumber Exhibit D to Exhibit E of the ordering document.

2.	FEES, INVOICING AND PAYMENT OBLIGATIONS

You agree to pay Oracle the license and services fees set forth in the table below for the program licenses and the initial period plus 4 renewal years of technical support services acquired under this Amendment

Net Fees
License fees and sixty months of technical support fees, inclusive	$32,596,177.10

All fees under this Amendment are non-cancelable and the sums paid nonrefundable, except as provided in the agreement. All fees on this Amendment are in US Dollars.

All program licenses and the period of performance for all services acquired under this Amendment are effective upon shipment of tangible media or upon the effective date of this Amendment if shipment of tangible media is not required (such effective date being referred to as the “commencement date”).

License and services fees are invoiced as of the commencement date. Service fees are invoiced in advance of the service performance; specifically, technical support fees are invoiced annually in advance.

The technical support fees due under this ordering document shall be reduced by the amount of unused technical support associated with the Converted and Replaced Licenses (as defined in section 5 below), and the unused technical support associated with the Restated Licenses (as defined in section 6 below), provided the invoices for such technical support have been paid in full. As of February 28, 2013, the amount of unused technical support for the Converted and Replaced Licenses is $149,250.82, and the amount of unused technical support for the Restated Licenses is $32,774.92. These figures represent an estimate of the technical support fee credit. The actual support fee reduction will be processed as of the effective date of this ordering document.

In addition to the fees listed in the table above, Oracle will invoice you for any applicable shipping charges or applicable taxes.

In entering into payment obligations under this Amendment, you agree and acknowledge that you have not relied on the future availability of any program or updates. However, (a) if you order technical support for programs licensed under this Amendment, the preceding sentence does not relieve Oracle of its obligation to provide such technical support under this Amendment if-and-when available, in accordance with Oracle’s then current technical support policies, and (b) the preceding sentence does not change the rights granted to you for any program licensed under this Amendment, per the terms of this Amendment, the ordering document, and the agreement. The program licenses provided in this Amendment are offered separately from any other proposal for consulting services you may receive or have received from Oracle and do not require you to purchase Oracle consulting services.

3.	DELIVERY

You acknowledge that Oracle has no delivery obligation for the programs licensed under the ordering document. You further acknowledge that Oracle has previously delivered to your California location, via electronic download, all the software media and program documentation (in the form generally available) for each program listed in 1.a above.

Should you require a replacement copy of the software or program documentation, such replacement copy shall also be delivered electronically. You shall not be entitled to any replacement copy in the form of tangible media for the software or the program documentation. You acknowledge and agree that (a) you have not received any tangible media for the programs listed above as of the effective date, (b) any rights to receive tangible media granted under the agreement shall not be applicable to or provided for the programs listed in above or any updates for these programs and (c) you are solely responsible for ensuring that tangible media is not ordered by you from Oracle for the programs listed above or any updates to these programs.

4.	TECHNICAL SUPPORT

The total annual technical support fees due under the ordering document, as amended by this Amendment, and specified in the table in section 2 above, include (a) the existing annual technical support fees for the Converted and Replaced Licenses (as defined in section 5 below), (b) the existing annual Technical Support fees for the Restated Licenses (as defined in section 6 below), and (c) incremental technical support fees for the program licenses specified in section A of the ordering document, as amended by this Amendment .

Software Update License & Support (or any successor technical support offering to Software Update License & Support, “SULS”) acquired under section 2 of this Amendment for the programs licensed under section A of the ordering document, as amended by this Amendment, may be renewed annually, and if you renew such technical support, then for the first year (i.e., the year 2013) and the first, second, third, and fourth renewal years (i.e., the renewal years commencing in February 2014, February 2015, February 2016, and February 2017), the fee for SULS will be in accordance with the table below.

Technical Support Renewal Year	Technical Support Dates	Technical Support Fees
First Year Support	February 28, 2013 – February 27, 2014	2,372,835.42
First Renewal Year	February 28, 2014 – February 27, 2015	4,280,835.42
Second Renewal Year	February 28, 2015 – February 27, 2016	4,280,835.42
Third Renewal Year	February 28, 2016 – February 27, 2017	4,280,835.42
Fourth Renewal Year	February 28, 2017 – February 27, 2018	4,280,835.42

The technical support amounts set forth in the preceding table are granted, provided that, (1) with respect to each technical support renewal year that occurs during the Deployment Period, you renew the Total Support Stream (as amended by this Amendment), and (2) with respect to each technical support renewal year that occurs after the end of the Deployment Period, you renew the total technical support due under the ordering document (as amended by this Amendment) for the same number of licenses for the same programs as the previous year. The parties agree that the technical support amounts set forth in this section replace the technical support caps set forth in section 4 of Amendment Two to the ordering document, which shall be deemed deleted and of no further force or effect.

Nothing in this Amendment shall be deemed to relieve you of your obligation to maintain all of the components of the Total Support Stream (as amended by this Amendment) in order to receive your Deployment Right and technical support for the program licenses acquired under the ordering document (as amended by this Amendment). Notwithstanding anything to the contrary in this section, you acknowledge that the Total Support Stream and the technical support fees owed by you for the program licenses acquired under the ordering document (as amended by this Amendment) may also increase as a result of any mergers or acquisitions of Acquired Entities in accordance with section C.2 of the ordering document, and/or the purchase of program licenses under section D.1 of the ordering document (as amended in section 1.e above), and/or inclusion of any Omitted Licenses (as defined in section 5 of Amendment Two to the ordering document), and/or inclusion of any Additional Omitted Licenses (as defined in section 5 below).

5.	CONVERTED AND REPLACED LICENSES

a. General. The parties agree that the terms of this section shall be deemed to replace the terms of section 5 of Amendment Two to the ordering document.

In connection with the rights granted under this Amendment, all licenses of any versions or releases of the Deployment Programs (including, the Additional Unlimited Deployment Programs) that were acquired by you, the Existing Majority Entities and the Qualifying Entities prior to the effective date of this Amendment (including, without limitation, all of the programs licensed under section A of the ordering document prior to the effective date of this Amendment) shall be converted and replaced as of the effective date of this Amendment (the “Converted and Replaced Licenses”). The Converted and Replaced Licenses shall also include all of the program licenses originally listed on the Converted and Replaced Licenses Exhibit attached to the ordering document. The Converted and Replaced Licenses are specified on the Converted and Replaced Licenses Exhibit (Exhibit A) attached to this Amendment which the parties agree replaces the Converted and Replaced Licenses Exhibit attached to the ordering document. All references to Converted and Replaced Licenses in the ordering document shall be deemed to refer to the Converted and Replaced Licenses as defined in this paragraph. You will no longer have any right to use the Converted and Replaced Licenses, nor will you be permitted to reinstate the Converted and Replaced Licenses. You shall not be entitled to a credit or refund of license fees for the Converted and Replaced Licenses.

b. Additional Omitted Licenses. The parties agree that they have worked in good faith to list on the Converted and Replaced Licenses Exhibit attached to this Amendment all licenses of any versions or releases of the Deployment Programs (including, the Additional Unlimited Deployment Programs) that were acquired by you prior to the effective date of this Amendment including, without limitation, all of the program licenses acquired under section A of the ordering document prior to the effective date of this Amendment and all of the program licenses originally listed on the Converted and Replaced Licenses Exhibit attached to the ordering document. However, the parties acknowledge that some of such licenses may have been inadvertently omitted (“Additional Omitted Licenses”) from the Converted and Replaced Licenses Exhibit and that technical support fees associated with the Additional Omitted Licenses were therefore excluded from the Total Support Stream. If at any time following the effective date of this Amendment either you or Oracle discovers any Additional Omitted Licenses, then the parties agree that: (i) you will continue to pay all technical support fees due in connection with the Additional Omitted Licenses during the Unlimited Deployment Period, and (ii) the parties will amend the ordering document to add the Additional Omitted Licenses to the Converted and Replaced Licenses Exhibit and to include the technical support fees associated with the Additional Omitted Licenses in the Total Support Stream. You shall not be entitled to a refund or credit of any license and/or technical support fees as the result of any adjustment specified herein.

c. Licenses Owned by Subsidiaries. You acknowledge that some of the Oracle program licenses specified on the Converted and Replaced Licenses Exhibit attached to this Amendment were owned by the Existing Majority Entities or the Qualifying Entities and not by you. For your convenience, Oracle is permitting you to convert and replace such licenses under the terms of this

Amendment without requiring a formal assignment of such licenses to you. You therefore (i) agree to notify all such entities that their program licenses will be converted and replaced in connection with the rights granted under this Amendment, and (ii) indemnify and hold Oracle harmless from any claims by any such entities that their program licenses were improperly converted and replaced under the terms of this Amendment.

6.	RESTATED LICENSES

For the purposes of this Amendment, the programs listed in the table and designated with a single caret (^) in section 1.a above represent the Program licenses previously acquired by you under the ordering document (“Restated Licenses”). The technical support associated with the Restated Licenses is included in the Net Fee listed in section 2 of this Amendment and must be maintained as part of the Total Support Stream, as amended by Amendment Two to the ordering document and this Amendment, during the Deployment Period, in order for you to maintain your Deployment Right.

There are no license fees owed by you to Oracle for the Restated Licenses. The Restated Licenses will be listed under a new CSI number along with the other programs licensed under this Amendment. You acknowledge that Oracle has no delivery obligation for the Restated Licenses, and the warranties with respect to the Restated Licenses are not restarted hereunder.

7.	ORDER OF PRECEDENCE

The parties agree that the terms of this Amendment will prevail in the event of any inconsistencies with any terms of the ordering document.

Other than the addition of the changes above, the terms and conditions of the ordering document remain unchanged and in full force and effect.

8.	TERRITORY

The program licenses and services described in section A of the ordering document are for use worldwide, subject to U.S. export laws.

To enable Oracle to provide support services and accurately report revenue for tax purposes, it is estimated that the program licenses initially acquired hereunder shall be installed and/or accessed in each applicable country as listed below. Your use of the programs is not limited to these estimates.

Programs – Country

All program licenses listed in section A – 100% usage in U.S.

The parties agree that the terms of this Amendment will prevail in the event of any inconsistencies with any terms of the ordering document.

ORACLE AMERICA, INC.		NETSUITE INC.

Signature:	/s/ Catherine Chou by Kelly Irmer	Signature:	/s/ Ron S. Gill

Name:	Catherine Chou by Kelly Irmer	Name:	Ron Gill
Title:	Vice President Americas Deal Management	Title:	CFO
Signature Date:	February 28, 2013 @ 7:21 pm PT	Signature Date:	2/28/13

Effective Date: February 28, 2013

EXHIBIT A

CONVERTED AND REPLACED LICENSES

Existing License	Existing Metric	Existing Quantity	CSI #
Coherence Real Time Client	Nonstandard User	1	16880861
Coherence Grid Edition	Processor	1	16880861
Oracle Database Enterprise Edition	Processor	1	16880861
WebLogic Suite	Processor	1	16880861

EXHIBIT B

PROPRIETARY APPLICATION HOSTING REGISTRATION FORM

Limited Use Proprietary Programs:

Oracle Database Enterprise Edition
Coherence Grid Edition
Weblogic Suite
Partitioning
Oracle GoldenGate
Database Vault
Oracle Advanced Compression
Oracle Diagnostics Management Pack
Oracle Tuning Management Pack
Coherence Real Time Client
Real Application Clusters
Data Mining

Name of commercially available application/service offering:	Netsuite Application Suite

Application/service description (please provide as much detail as possible):	Web Based Business Applications

Functions and objectives of the application/service offering (please provide as much detail as possible):	Online business applications including Enterprise Resource Planning (ERP), Customer Relationship Management (CRM), Ecommerce, Human resources, Portals, Business Intelligence, and supply chain management

Application architecture (please provide a detailed description as to how the application will interact with the Oracle database, i.e. web based, multiplexing, client/server, etc.):	Web based application is developed in Java and uses the Oracle Java container and the Oracle Enterprise Edition of the database on the back end.

Physical location of the hardware and software being hosted:	Sunnyvale, California

Target markets and users:	Small to medium sized companies and divisions of larger enterprises

Expected number of end user companies:	Estimated at 1000+ companies

EXHIBIT C

SUBSIDIARY EXHIBIT

NetSuite Australia PTY LTD.

NetSuite Canada Inc.

NetSuite Hong Kong Limited

NetSuite K.K.

NetSuite (Philippines) Inc.

NetSuite Software (Asia Pacific) Pte. Ltd.

NetSuite UK Limited

NetSuite Czech Republic s.r.o.

Raferil S. A.

SavinWest S. A.

ORACLE

Payment Schedule

No. 55368

Customer:	NetSuite Inc. US.Term O L S A V 040407
Address:	2955 Campus Dr., Suite 350
	San Mateo, CA 94403
Contact	Mike Forman, Global Controller
Phone:	650 – 627 – 1120
Email Notice:	mforman@netsuite.com
Order:	Amendment Three to OOOD 4470432 Dated: 28 Feb. 13
Agreement:	U.S.Term O L S A V 040407 Dated: 27 May 07
PPA No.:	4256 Dated: 28-APR-05

Executed by Customer (authorized signature):

By: /s/ Ron S. Gill

Name: Ron S. Gill

Title: CFO

Executed by Oracle Credit Corporation:

By: /s/ Jill Nelson

Name: Jill Nelson

Title: Vice President, OFD Global Operations

Payment Schedule Effective Date: 28 Feb. 13

System:

Software:	$13,100,000.00	
Support:	19,496,177.10	5 years
Education:		
Consulting:		
Other:		
System Price:	$32,596,177.10	

Payment Schedule:

Payment Amount:	Due Date:
4 @ $950,000	Net 60, 1-Jun-13, 1-Sep-13, 1-Dec-13
16 @ $1,850,000	1-Mar-14, 1-Jun-14, 1-Sep-14, 1-Dec-14
	1-Mar-15, 1-Jun-15, 1-Sep-15, 1-Dec-15
	1-Mar-16, 1-Jun-16, 1-Sep-16, 1-Dec-16
	1-Mar-17, 1-Jun-17, 1-Sep-17, 1-Dec-17

Transaction Specific Terms: For this Contract, the rate used in PPA Section 3, Paragraph 2, Subsection (i) shall be the lesser of the rate in the Contract or 2%. Future increases in support fees, if any, are not included in the System Price or Payment Amounts. Such increases shall be due separately to the applicable Supplier from Customer.

Optional: ☐ (if this box is checked):
The Customer has ordered the System from an alliance member/agent of Oracle Corporation or one of its affiliates, whose name and address are specified below. Customer shall provide OCC with a copy of such Order. The System shall be directly licensed or provided by the Supplier specified in the applicable Order and Agreement, each of which shall be considered a separate contract. Customer has entered into the Order and Agreement based upon its own judgment, and expressly disclaims any reliance upon statements made by OCC about the System, if any. Customer's rights with respect to the System are as set forth in the applicable Order and Agreement and Customer shall have no right to make any claims under such Order and Agreement against OCC or its Assignee. Neither Supplier nor any alliance member/agent is authorized to waive or alter any term or condition of this Contract. If within ten days of the Payment Schedule Effective Date, OCC is provided with Customer invoices for the System specifying applicable Taxes, then OCC may add the applicable Taxes in accordance with this Contract.

Alliance Member/Agent:
Address:
Contact: Phone:

This Payment Schedule is entered into by Customer and Oracle Credit Corporation ("OCC") for the acquisition of the System from Oracle Corporation, an affiliate of Oracle Corporation, an alliance member/agent of Oracle Corporation or any other party providing any portion of the System ("Supplier"). This Payment Schedule incorporates by reference the terms and conditions of the above-referenced Payment Plan Agreement ("PPA") to create a separate Contract ("Contract").

A. PAYMENTS: This Contract shall replace Customer's payment obligation under the Order and Agreement to Supplier, to the extent of the System Price listed above, upon Customer's delivery of a fully executed Order, Agreement, PPA, Payment Schedule, and any other documentation required by OCC, and execution of the Contract by OCC. Customer agrees that OCC may add the applicable Taxes due on the System Price to each Payment Amount based on the applicable tax rate invoiced by Supplier at shipment. OCC may adjust subsequent Payment Amounts to reflect any change or correction in Taxes due. If the System Price includes support fees for a support period that begins after the first support period, such future support fees and the then relevant Taxes will be paid to Supplier as invoiced in the applicable support period from the Payment Amounts received in that period. The balance of each Payment Amount, unless otherwise stated, includes a proportional amount of the remaining components of the System Price excluding such future support fees, if any.

B. SYSTEM: Software shall be accepted, and the services shall be deemed ordered pursuant to the terms of the Agreement. Customer agrees that any software acquired from Supplier to replace any part of the System shall be subject to the terms of the Contract. Any claims related to the performance of any component of the System shall be made pursuant to the Order and Agreement. Neither OCC nor Assignee shall be responsible to Customer for any claim or liability pertaining to any performance, actions, warranties or statements of Supplier.

C. ADMINISTRATIVE: Customer agrees that OCC or its Assignee may treat executed faxes or photocopies delivered to OCC as original documents; however, Customer agrees to deliver original signed documents if requested. Customer agrees that OCC may insert the appropriate administrative information to complete this form. OCC will provide a copy of the final Contract upon request.

*U.S.Term – O L S A V 040407 - Netsuite Inc. – 11365829

Page 1 of 1

PS_US 07Jan05

Amendment No. 1 to Payment Schedule No. 55368 dated 28 Feb. 13 (“PS”) to the Payment Plan Agreement No. 4256 dated 28-APR-05 (“PPA,” and together with the PS, the “Contract”) between NetSuite Inc. (“Customer”) and Oracle Credit Corporation (“OCC”)

This Amendment hereby amends the above-referenced Contract in the following respects:

In the PS:

1. Section A, after the last sentence

Add: “If Customer elects not to order second, third, fourth or fifth year Support in accordance with the Order, Customer shall provide Oracle and OCC (or its Assignee) with written notice 60 days prior to the start of each Support Year. Upon receipt of such notice, OCC or Assignee shall decrease the remaining Payment Amounts by the Support fee attributable to each Support Year.”

All other provisions of the Contract remain unchanged and in full force and effect.

The Effective Date of this Amendment No. 1 is 28 Feb. 13

CUSTOMER (authorized signature): ORACLE CREDIT CORPORATION NetSuite Inc.

By: /s/ Ron S. Gill By: /s/ Jill Nelson Name: Ron S. Gill Name: Jill Nelson Title: CFO Title: Vice President, OFD Global Operations

Amendment No. 2
to Payment Schedule No. 37456 dated 29-May-2010 ("PS")
to the Payment Plan Agreement No. 4256 dated 28-Apr-2005 ("PPA")
between Netsuite, Inc. ("Customer")
and
Oracle Credit Corporation ("Oracle")
as assigned to Banc of America Leasing & Capital, LLC ("Assignee")

This Amendment hereby amends the PS No. 37456 to the above PPA (hereinafter, the "Contract"), in the following respects:

1. Customer has entered into the Ordering Document ("New Order") stated below. Through this Ordering Document the licenses to Software and rights to Support under the Contract have been converted and replaced with licenses to Software and rights to Support under the New Order. Customer agrees that the System and Order subject to this Contract shall be amended to also include:
   The Program Licenses ("Software") and services ("Support") ordered under:

   Agreement: U.S. Term – O L S A V 040407 Netsuite Inc. – 11365829 dated 27 May 07

   Order: Amendment Three to the ordering Document 4470437 dated 28 Feb. 13

2. Customer agrees that the payment obligations under this Contract remain due and payable and Customer agrees to pay the Payment Amounts due as shown below. Customer and Oracle each agree that the System, as amended by this Amendment, continues to be subject to the Contract.

3. As a result the changes described above, Customer's fees for Support services are reduced by the amount of $593,208.86 for year 3 and $2,372,835.44 for year 4. Therefore, the System and System Price are amended as follows:

From:		**To:**	
Support:	$ 8,346,257.62 (4 years)	Support:	$ 5,380,213.30 (2.75 years)
System Price:	$ 13,546,257.62	System Price:	$ 10,580,213.32

4. In addition, the remaining Payment Amounts shall be revised as follows:

From:		**To:**	
Payment Amount	Due Date	Payment Amount	Due Date
$ 1,001,200.00	01-Mar-13, 01-Jun-13 01-Sep-13, 01-Dec-13, 01-Mar-14	$ 407,991.14	01-Mar-13, 01-Jun-13 01-Sep-13, 01-Dec-13, 01-Mar-14

The payments indicated above do not include Taxes.

All other provisions of the Contract remain unchanged and in full force and effect. Capitalized terms not defined herein shall have the same meaning set forth in the Contract.

Oracle has obtained Assignee's consent to the above changes to the Contract and Payment Amounts.

The Effective Date of this Amendment No. 2 is 28 Feb. 2013.

CUSTOMER:	ORACLE:
Netsuite, Inc.	**Oracle Credit Corporation**
By: /s/ Ron S. Gill	By: /s/ Jill Nelson
Name: Ron S. Gill	Name: Jill Nelson
Title: CFO	Title: Vice President, OFD Global Operations
Date: 2/28/13	Date:

Migration Amendment